Exhibit 10.2

SECOND MORTGAGE

THIS SECOND MORTGAGE (“Second Mortgage”) is made this 15th day of June, 2007, by Vita Food Products, Inc., a Nevada corporation (“Mortgagor”), 2222 West Lake Street, Chicago, Illinois  60612, in favor of MDB Alternative Investments LLC, a Delaware limited liability company (“Mortgagee”), 20 Indian Hill Road, Winnetka, Illinois 60093.

A.            Mortgagee has made a loan to Mortgagor (the “Loan”) in the principal amount of Two Million and 00/100 Dollars ($2,000,000.00), which is evidenced by a Promissory Note of Mortgagor of even date herewith (the “Note”).

B.            This Second Mortgage secures all of Mortgagor’s obligations under the Note and under this Second Mortgage (collectively, “Mortgagor’s Obligations”).

In consideration of the extension of the Loan to Mortgagor, Mortgagor hereby mortgages, grants and conveys to Mortgagee the following described property located in the City of Chicago, Cook County, Illinois:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

which is commonly known as 2222 West Lake Street, Chicago, Illinois 60612 (the “Property”);

Mortgagor represents and covenants that it is lawfully seised of the estate hereby conveyed and has the right to mortgage, grant and convey the Property and that the Property is unencumbered, except for encumbrances of record set forth on Exhibit “B” attached hereto and made a part hereof, and the First Mortgage described in Paragraph 8 hereof (collectively, the “Permitted Exceptions”).  Mortgagor warrants and will defend generally the title to the Property against all claims and demands, subject to the Permitted Exceptions.  Mortgagor covenants and agrees as follows:

1.  Payment of Principal and Interest; Prepayment and Late Charges.  Mortgagor will promptly pay when due the principal of and interest on the Loan, and any late or other charges due under the Note or this Second Mortgage.

2.  Funds for Taxes and Insurance.  Escrows for real estate taxes and insurance will be made to First Mortgagee (as hereafter defined), as provided for in the First Mortgage.  If the First Mortgagee does not require tax and insurance escrows, Mortgagor will, upon an Event of Default (as defined below), establish tax and insurance escrows with Mortgagor.

3.  Application of Payments.  All payments of principal and interest received by Mortgagee will be applied first to interest and then to principal.  Interest will be computed on the basis of thirty (30) day months, and three hundred and sixty (360) day years.

4.  Charges; Liens.  Mortgagor will pay before the dates they are due, all payments of principal, interest and other amounts due on the First Loan (as defined in Section 8 below), and all taxes, assessments, charges, fines and other impositions attributable to the Property that may attain priority over this Second Mortgage.  Upon written request, Mortgagor will promptly furnish to Mortgagee receipts evidencing the payments.  Mortgagor will promptly discharge any lien (other than the First Mortgage) which has priority over this Second Mortgage.

5.  Hazard or Property Insurance.  Mortgagor will keep the Property insured against loss by fire, hazards included within the term “extended coverage” and any other hazards, including floods or flooding, as required by the First Mortgagee (as hereafter defined).  This insurance will be maintained in the amounts and for the periods that First Mortgagee requires.  The insurance carrier providing the insurance will be chosen by Mortgagor.  If Mortgagor fails to maintain coverage described above, Mortgagee may, at Mortgagee’s option, obtain coverage to protect Mortgagee’s rights in the Property in accordance with paragraph 7 below.  All insurance policies and renewals will include a standard mortgage clause, and name Mortgagee as an additional insured and (after First Mortgagee) loss payee.  Mortgagor will provide Mortgagee with certificates of said insurance. In the event of an accident, fire or other casualty, Mortgagor will give prompt notice to the insurance carrier and Mortgagee.  Insurance proceeds will be applied first as required by the First Mortgage, and then to the unpaid balance of the Loan evidenced by the Note in such order as determined by Mortgagee, whether or not such sums are then due, with the balance, if any, paid to Mortgagor, or, at Mortgagee’s sole option, to restoration or repair of the Property damaged; provided, however, that if the First Mortgagee has consented to using the insurance proceeds to restore or rebuild the portion of the Property that was damaged or destroyed, Mortgagee will also agree to restoration or rebuilding upon the same terms and conditions established in the First Mortgage.  Mortgagee may use the proceeds to repair or restore the Property or to pay sums secured by this Second Mortgage, whether or not then due.  Unless Mortgagee and Mortgagor otherwise agree in writing, any application of proceeds to principal will not extend or postpone the due date of the monthly payments due under the Note, or change the amount of the payments.  If the Property is acquired by Mortgagee, Mortgagor’s right to any insurance policies and proceeds resulting from damage to the Property prior to the acquisition will pass to Mortgagee to the extent of the sums secured by this Second Mortgage immediately prior to the acquisition.

6.  Preservation, Maintenance and Protection of the Property; Mortgagor’s Loan Application; Leaseholds. Mortgagor will preserve and protect the Property in a manner required by the First Mortgage, this Second Mortgage, and the standards of a reasonable property owner in Chicago, Illinois.  Mortgagor will not  commit or permit waste on the Property.

7.  Protection of Mortgagee’s Rights in the Property.  If Mortgagor fails to perform the covenants and agreements contained in this Second Mortgage, or there is a legal proceeding that may significantly affect Mortgagee’s rights in the Property (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture or to enforce laws or regulations), then Mortgagee may, at its option, do and pay for whatever is necessary to protect the value of the Property and Mortgagee’s rights in the Property.  Mortgagee’s actions may include paying any sums secured by a lien that has priority over this Second Mortgage, appearing in court, paying reasonable attorneys’ fees and entering on the Property to make repairs.  Although Mortgagee may take action under this paragraph 7, Mortgagee is not obligated to do so.  Any amounts disbursed by Mortgagee under this paragraph 7 will become additional debt of Mortgagor secured by this Second Mortgage.  These amounts will bear interest from the date of disbursement at the Default Rate and will be payable, with interest, to Mortgagee upon demand.

8.  First Mortgage.  This Second Mortgage is subject and subordinate to the Note and that certain Mortgage and Security Agreement (the “First Mortgage”) dated September 5, 2005 and made by Mortgagor in favor of the LaSalle Bank National Association, a national banking association (“First Mortgagee”), and recorded against the Property in the Cook County Recorded of Deeds Office as document number 0325339128.  Mortgagor represents and warrants that its has timely paid and will continue to pay all amounts due, and has performed and will continue to perform all obligations it is required to perform, under the First Mortgage. In no event shall Mortgagee proceed with enforcing any of the rights or remedies afforded it under paragraph 17, or otherwise, without first providing First Mortgagee with one hundred twenty (120) days’ prior written notice of Mortgagor’s default and Mortgagee’s intention of enforcing any of the rights or remedies Mortgagee may have pursuant to the terms of this Second Mortgage.

9.  Inspection.  Mortgagee or its agent may make reasonable entries upon and inspections of the Property.  Mortgagee will give Mortgagor reasonable notice prior to any such entry onto the Property.

10.  Condemnation.  In the event of a taking of the Property, the award or proceeds will be applied first to the sums secured by the First Mortgage, and then to the Loan secured by this Second Mortgage, whether or not then due.  If the Property is abandoned by Mortgagor, or if, after notice by Mortgagee to Mortgagor that the condemnor offers to make an award or settle a claim for damages, Mortgagor fails to respond to Mortgagee within ten (10) days after the date the notice is given, Mortgagee is authorized to collect and apply the proceeds, at its option, either to restoration or repair of the Property or to the sums secured by this Second Mortgage, whether or not then due.  Unless Mortgagee and Mortgagor otherwise agree in writing, any application of proceeds to principal will not extend or postpone the due date of the monthly payments referred to in paragraph 1 above or change the amount of such payments.

11.  Mortgagor Not Released; Forbearance By Mortgagee Not a Waiver.  Extension of the time for payment of the sums secured by this Second Mortgage granted by Mortgagee to any successor in interest of Mortgagor will not operate to release the liability of the original Mortgagor or Mortgagor’s successors in interest.  Mortgagee will not be required to commence proceedings against any successor in interest or refuse to extend time for payment of the sums secured by this Second Mortgage by reason of any demand made by the original Mortgagor or Mortgagor’s successors in interest.  Any forbearance by Mortgagee in exercising any right or remedy will not be a waiver of or preclude the exercise of any right or remedy.

12.  Successors and Assigns Bound.  The covenants and agreements of this Second Mortgage will bind and benefit the successors and assigns of Mortgagee and Mortgagor.

13.  Loan Charges.  If any charges, fee or interest due under the Loan or the Loan Documents is found to exceed the permitted legal limits, then: (a) any such charges, fee or interest will be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Mortgagor which exceeded permitted limits will at the option of Mortgagee, be applied to the unpaid principal amount evidenced by the Note, or refunded to Mortgagor.

14.  Notices.  All notices, communications and waivers under this Mortgage must be in writing and must be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as set forth in the first paragraph of the Second Mortgage.  All notices sent pursuant to the terms of this Section 14 will be considered received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

15.  Governing Law; Severability.  This Second Mortgage will be governed by federal law and the law of the State of Illinois.  In the event that any provision or clause of this Second Mortgage or the Note conflicts with applicable law, such conflict will not affect other provisions of this Second Mortgage or the Note which can be given effect without the conflicting provision. To this end the provisions of this Second Mortgage and the Note are declared to be severable.

16.  Default.  The occurrence of any of the following will constitute an event of default hereunder and under the Note and other Loan Documents:

(a)  If Mortgagor fails to pay all or any portion of Mortgagor’s Obligations within five (5) days of the date when the same become due and payable;

(b)  If Mortgagor fails to observe or perform any covenant or agreement made by Mortgagor hereunder, and such default is not cured within five (5) days following written notice thereof from Mortgagee;

(c) if any representation or warranty made by Mortgagor to Mortgagee (including but not limited to the representations set forth in Section 8 above) proves to be false or misleading in any way;

(d) if Mortgagor (i) is generally not paying its debts as they become due, (ii) files, or consents, by answer or otherwise, to the filing of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) makes an assignment for the benefit of creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers for Mortgagor or for any part of the Property, (v) is adjudicated insolvent, or (vi) takes action for the purpose of any of the foregoing;

(e) If any court or governmental agency of competent jurisdiction enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to Mortgagor;

(f) If (i) all or any part of the Property or any interest in it is sold or otherwise transferred; or (ii) any mortgage or other financing other than the First Mortgage and this Second Mortgage is placed on or recorded against the Property; or

(g)  If there is an amendment to any material term of the First Mortgage or any of the related First Mortgage loan documents (collectively, “First Mortgage Loan Documents”) without the prior written consent of Mortgagee; or

(h)  If there is a default by Mortgagor under any of the First Mortgage Loan Documents.

17.          Acceleration of Mortgagor’s Obligations; Remedies. Upon the occurrence of any Event of Default hereunder, Mortgagee, at any time at its option without notice or demand, may declare all of Mortgagor’s obligations due and payable, whereupon Mortgagor’s obligations will mature and become due and payable, all without presentment, demand, protest or notice, all of which hereby are waived.  In such event, Mortgagee may (a) enforce its rights and remedies under the Loan Documents or loan documents evidencing or securing Mortgagor’s Obligations in accordance with their respective terms, or (b) enforce any of the rights or remedies accorded to Mortgagee at equity or law, by virtue of statute or otherwise. Mortgagor agrees to pay all costs and expenses of collection and enforcement of the Note and this Second Mortgage when incurred, including Mortgagee’s reasonable attorneys’ fees and legal and court costs, including any incurred on appeal or in connection with bankruptcy or insolvency, and whether or not any lawsuit or proceeding is filed with respect hereto.

18.  Recertification of Representations, Warranties and Covenants.  Mortgagor represents, warrants and covenants unto Mortgagee all of those certain representations, warranties and covenants set forth in paragraph 3 of the First Mortgage.

IN WITNESS WHEREOF, Mortgagor has executed this Second Mortgage as of the date and year set forth above.

Vita Food Products, Inc., a Nevada corporation

By:	/s/	R. Anthony Nelson
R. Anthony Nelson
Chief Financial Officer

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)

I, Robert F. Ramirez, a Notary Public in and for the County and State named above, DO CERTIFY that R. Anthony Nelson, personally known to me to be the Vice President and Chief Financial Officer of Vita Food Products, Inc., a Nevada corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President and Chief Financial Officer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes set forth in the instrument.

GIVEN under my hand and Notarial Seal this 15 day of June, 2007.

Notary Public

My Commission expires: 10/01/07

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1:

LOT 13 (EXCEPT THE EAST 10.0 FEET THEREOF), ALL OF LOTS 14 TO 22, INCLUSIVE, AND LOTS 26 TO 41, INCLUSIVE (EXCEPT THE SOUTHERLY 10.0 FEET OF SAID LOTS 26 TO 41) IN BLOCK 1 OF SUBDIVISION OF BLOCK 42 OF CANAL TRUSTEES’ SUBDIVISION OF SECTION 7, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN.

ALSO PARCEL 2:

LOTS 1 TO 5, INCLUSIVE, AND ALL OF THE 10.0 FOOT PRIVATE ALLEY EAST OF AND ADJOINING SAID LOTS 1 TO 5 IN BOWEN’S SUBDIVISION OF LOTS 23 TO 25 IN SUBDIVISION BLOCK AFORESAID.

ALSO PARCEL 3:

THAT PART OF THE EAST AND WEST 16.0 FOOT ALLEY LYING EAST OF THE WEST LINE OF LOT 26 EXTENDED NORTH AND WEST OF THE WEST LINE OF THE EAST 10 FEET OF LOT 13 EXTENDED SOUTH, IN BLOCK 1 OF SUBDIVISION OF BLOCK 42 OF CANAL TRUSTEES’ SUBDIVISION AFORESAID.

ALSO PARCEL 4:

LOTS 42 TO 50, INCLUSIVE, (EXCEPT THE SOUTHERLY 10 FEET OF SAID LOTS 48, 49 AND 50) IN BLOCK 1 IN WALLER’S SUBDIVISION OF BLOCK 42 IN CANAL TRUSTEES’ SUBDIVISION OF SECTION 7, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PERMANENT INDEX NUMBERS:

17-07-313-001-0000	17-07-313-009-0000
17-07-313-002-0000	17-07-313-012-0000
17-07-313-003-0000	17-07-313-013-0000
17-07-313-004-0000	17-07-313-024-0000
17-07-313-005-0000	17-07-313-040-0000
17-07-313-006-0000	17-07-313-044-0000
17-07-313-007-0000	17-07-313-046-0000
17-07-313-008-0000

COMMON ADDRESS:

2222 West Lake Street

Chicago, Illinois 60612

EXHIBIT B

PERMITTED EXCEPTIONS

1.             Real Estate Taxes not yet due and payable.

2.             Purchase money liens on equipment financed by Bank One, N.A., as successor by merger to American National Bank and Trust Company of Chicago existing on the date hereof.

3.             Terms, provisions, covenants, conditions, restrictions and agreements as set out in the following instruments:

Ordinance recorded as document 18118237 approving Revision No. 1 to the Redevelopment Plan for Lake-Maplewood;

Redevelopment agreements recorded as documents 18144020 and 18521055; and

Deeds recorded as documents 18153548, 186318811, and 24470388 and files as documents LR2072767, LR2072768, LR3020875, and LR3029879.

4.             Rights of the public or quasi-public utilities, if any, in said vacated alleys for maintenance therein of poles, conduits, sewers, etc.

5.             Terms and provisions contained in the party wall agreements recorded as documents 6748565, 6918538 and filed as document number LR121394.

6.             Party walls and party wall rights, if any, other than as specifically set out herein.

7.             Rights of the Public, the State of Illinois and the Municipality in and to so much of the land falling in roads or highways, streets or alleys.

8.             Encroachment of fence over that part of Lots 48, 49 and 50 excepted from Parcel 4.

9.             Terms, provisions, covenants, conditions, restrictions and agreements as set out in Mortgage and Security Agreement by at between Vita Food Products, Inc., a Nevada corporation, and LaSalle Bank National Association, a national banking association, dated as of September 5, 2003 and recorded in the Cook County Recorded of Deeds as document number 0325339128.

10.           Terms, provisions, covenants, conditions, restrictions and agreements as set out in Assignment of Rents and Lessor’s Interest in Leases by at between Vita Food Products, Inc., a Nevada corporation, and LaSalle Bank National Association, a national banking association, dated as of September 5, 2003 and recorded in the Cook County Recorded of Deeds as document number 0325339129.

11.           Security interest of LaSalle Bank National Association, a national banking Association, as disclosed by Initial Financing Statement recorded in the Office of the

Secretary of State of the State of Nevada on July 28, 2003 as document number 2003020210-7, in certain chattels owned by Vita Food Products, Inc., a Nevada corporation.

12.           Security interest of LaSalle Bank National Association, a national banking Association, as disclosed by UCC Financing Statement recorded in the State of Virginia on July 28, 2003 as document number 0307287392-4, in certain chattels owned by Virginia Honey Company, Inc., a Virginia corporation.

13.           Security interest of LaSalle Bank National Association, a national banking Association, as disclosed by UCC Financing Statement recorded in the Gwinnett County, Georgia on July 29, 2003 as document number 007985, in certain chattels owned by The Halifax Group, Inc., a Georgia corporation.

14.           Security interest of LaSalle Bank National Association, a national banking Association, as disclosed by UCC Financing Statement recorded in the State of Delaware, on July 25, 2003 as document number 31915852, in certain chattels owned by Vita Specialty Foods, Inc., a Delaware corporation.